Exhibit 99.1

Accelerate Diagnostics Reports First Quarter 2022 Financial Results

TUCSON, Ariz., May 16, 2022 -- Accelerate Diagnostics, Inc. (Nasdaq: AXDX) today announced financial results for the first quarter for the period ended March 31, 2022.

“First quarter financial results were consistent with our expectations,” commented Jack Phillips, Chief Executive Officer of Accelerate Diagnostics, Inc. “We also launched new products, progressed key R&D milestones, and improved our balance sheet position during the quarter.”

First Quarter 2022 Highlights

•	Added 2 contracted instruments and brought 5 instruments live in the U.S. in the quarter.

•	Added numerous Arc evaluation contracts in the U.S.

•	Ended the first quarter with 313 U.S. clinically live and revenue-generating instruments, with another 76 U.S. contracted instruments in the process of being implemented and not yet revenue-generating.

•	Net sales were $3.0 million, compared to $2.5 million in the first quarter of 2021, or a 20% increase. Growth driven by a 29% increase in recurring revenues.

•	Gross margin was 27% for the quarter, compared to 36% in the first quarter of 2021. The decrease in gross margins resulted from continued increases in the costs of inputs to production and other factors.

•	Selling, general, and administrative (SG&A) costs for the quarter were $10.7 million, compared to $14.0 million from the same quarter of the prior year. SG&A costs for the quarter excluding non-cash stock-based compensation were $8.2 million, compared to $8.0 million from the same quarter of the prior year. Cash used in SG&A was relatively unchanged.

•	Research and development (R&D) costs for the quarter were $6.0 million, compared to $6.9 million from the same quarter of the prior year. R&D costs, excluding non-cash stock-based compensation expense, for the quarter were $5.7 million, compared to $4.1 million from the quarter of the prior year. Cash used in R&D increased due to Arc-related study spend and investment in Pheno II.

•	Net loss was $14.2 million in the first quarter, resulting in $0.21 net loss per share. Net loss excluding non-cash stock-based compensation expense for the first quarter was $11.2 million.

•	Net cash used in the quarter was $13.2 million, and the company ended the quarter with total cash, investments, and cash equivalents of $50.4 million.

•	Raised $4.0 million from an insider financing round.

•	Reduced debt by $14.0 million during the quarter through an equity exchange with principal bond holder.

•	Launched Accelerate Arc system and associated consumable kit for blood culture samples during the quarter.

Full financial results for the quarter ending March 31, 2022, will be filed on Form 10-Q through the Securities and Exchange Commission’s (SEC) website at http://www.sec.gov.

Audio Webcast and Conference Call

To listen to the 2022 first quarter financial results, call by phone, +1.877.883.0383 and enter Elite Entry Number: 0355137. International participants may dial +1.412.902.6506. Please dial in 10–15 minutes prior to the start of the conference. A replay of the call will be available by telephone at +1.877.344.7529 (U.S.) or +1.412.317.0088 (International) using the replay code 5137603 until June 6, 2022.

This conference call will also be webcast and can be accessed from the company’s website at ir.axdx.com. A replay of the audio webcast will be available until August 15, 2022.

Use of Non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized measures under accounting principles generally accepted in the United States of America (“GAAP”), which include SG&A, R&D, and Net income (loss) amounts excluding stock-based compensation expenses.

Our management and board of directors use expenses excluding the cost of stock-based compensation to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operating and financing plans. Accordingly, we believe that expenses excluding the cost of stock-based compensation provides useful information for investors in understanding and evaluating our operating results in the same manner as our management and our board of directors. Expenses excluding the cost of stock-based compensation is a non-GAAP financial measure and should be considered in addition to, not as superior to, or as a substitute for, SG&A expenses, R&D expenses, and net income (loss) reported in accordance with GAAP. The following tables present a reconciliation of SG&A expenses, R&D expenses and net income (loss) excluding stock-based compensation to comparable GAAP measures for the periods indicated:

	Three Months Ended March 31, (in thousands)
	2022	2021
Sales, general and administrative	$10,673	$14,029
Non-cash equity-based compensation as a component of sales, general and administrative	2,442	5,992
Sales, general and administrative less non-cash equity-based compensation	$8,231	$8,037

	Three Months Ended March 31, (in thousands)
	2022	2021
Research and development	$6,024	$6,895
Non-cash equity-based compensation as a component of research and development	362	2,746
Research and development less non-cash equity-based compensation	$5,662	$4,149

Three Months Ended March 31, (in thousands)
2022
Net loss	$14,185
Non-cash equity-based compensation as a component of net loss	2,979
Net loss less non-cash equity-based compensation	$11,206

About Accelerate Diagnostics, Inc.

Accelerate Diagnostics, Inc. is an in vitro diagnostics company dedicated to providing solutions for the global challenges of antibiotic resistance and sepsis. The Accelerate Pheno® system and Accelerate Arc™ system are designed to reduce the time clinicians must wait to determine the most optimal antibiotic therapy for bacteremic patients. These diagnostic systems are designed to serve clinical laboratories with automated solutions to expedite time to identification and antimicrobial susceptibility test (AST) results directly from positive blood culture samples. Multiple external studies have proven that Accelerate solutions deliver results 1 to 2 days faster than existing methods, enabling clinicians to optimize antibiotic selection and dosage specific to the individual patient’s infection, days earlier.

The “ACCELERATE DIAGNOSTICS” and “ACCELERATE PHENO” and “ACCELERATE PHENOTEST” and “ACCELERATE ARC” and diamond shaped logos and marks are trademarks or registered trademarks of Accelerate Diagnostics, Inc.

For more information about the company, its products and technology, or recent publications, visit axdx.com.

Forward-Looking Statements

Certain of the statements made in this press release are forward-looking or may have forward-looking implications. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Information about the risks and uncertainties faced by Accelerate Diagnostics is contained in the section captioned “Risk Factors” in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 14, 2022, and in any other reports that the company files with the Securities and Exchange Commission. The company's forward-looking statements could be affected by general industry and market conditions. Except as required by federal securities laws, the company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

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For further information: Investor Inquiries & Media Contact: Laura Pierson, Accelerate Diagnostics, +1 520 365-3100, investors@axdx.com

Source: Accelerate Diagnostics Inc.

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

BALANCE SHEETS

(in thousands, except share data)

	March 31,	December 31,
	2022	2021
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$13,654	$39,898
Investments	36,722	23,720
Trade accounts receivable	2,114	2,320
Inventory	5,505	5,067
Prepaid expenses	1,522	768
Other current assets	1,594	1,558
Total current assets	61,111	73,331
Property and equipment, net	5,108	5,389
Right of use assets	2,347	2,510
Other non-current assets	1,791	1,817
Total assets	$70,357	$83,047
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,717	$1,983
Accrued liabilities	4,086	2,853
Accrued interest	156	909
Deferred revenue	398	451
Current portion of long-term debt	82	80
Current portion of finance lease	76	—
Current operating lease liability	699	669
Total current liabilities	8,214	6,945
Finance lease, non-current	164	—
Operating lease liability, non-current	2,192	2,381
Other non-current liabilities	805	808
Convertible notes	115,758	107,984
Total liabilities	$127,133	$118,118

Commitments and contingencies

Stockholders’ deficit:
Preferred shares, $0.001 par value;
5,000,000 preferred shares authorized and 3,954,546 outstanding as of March 31, 2022 and December 31, 2021	4	4
Common stock, $0.001 par value;
100,000,000 common shares authorized with 68,711,633 shares issued and outstanding on March 31, 2022 and 100,000,000 common shares authorized with 67,649,018 shares issued and outstanding on December 31, 2021	69	68
Contributed capital	547,381	580,652
Treasury stock	(45,067)	(45,067)
Accumulated deficit	(558,931)	(570,668)
Accumulated other comprehensive loss	(232)	(60)
Total stockholders’ deficit	(56,776)	(35,071)
Total liabilities and stockholders’ deficit	$70,357	$83,047

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

Unaudited

(in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,
	2022	2021
Net sales	$2,958	$2,518

Cost of sales	2,156	1,621
Gross profit	802	897

Costs and expenses:
Research and development	6,024	6,895
Sales, general and administrative	10,673	14,029
Total costs and expenses	16,697	20,924

Loss from operations	(15,895)	(20,027)

Other income (expense):
Interest expense	(917)	(4,090)
Gain on extinguishment of debt	2,646	—
Foreign currency exchange loss	9	(159)
Interest income	22	43
Other expense, net	(50)	(6)
Total other income (expense), net	1,710	(4,212)

Net loss before income taxes	(14,185)	(24,239)
Provision for income taxes	—	—
Net loss	$(14,185)	$(24,239)

Basic and diluted net loss per share	$(0.21)	$(0.41)
Weighted average shares outstanding	67,755	58,520

Other comprehensive loss:
Net loss	$(14,185)	$(24,239)
Net unrealized loss on debt securities available-for-sale	(93)	(19)
Foreign currency translation adjustment	(79)	(81)
Comprehensive loss	$(14,357)	$(24,339)

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Unaudited

(in thousands)

	Three Months Ended
	March 31,	March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(14,185)	$(24,239)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	616	659
Amortization of investment discount	54	49
Equity-based compensation	2,979	8,839
Amortization of debt discount and issuance costs	163	2,996
Loss on disposal of property and equipment	152	—
Gain on extinguishment of debt	(2,647)	—
(Increase) decrease in assets:
Contributions to deferred compensation plan	(5)	(112)
Accounts receivable	206	(401)
Inventory	(653)	(683)
Prepaid expense and other	(714)	(292)
Increase (decrease) in liabilities:
Accounts payable	1,154	575
Accrued liabilities	1,081	183
Accrued interest	(751)	(1,048)
Deferred revenue and income	(53)	(19)
Deferred compensation	(3)	118
Net cash used in operating activities	(12,606)	(13,375)

Cash flows from investing activities:
Purchases of equipment	(447)	—
Purchase of marketable securities	(24,144)	(7,307)
Maturities of marketable securities	10,950	15,829
Net cash (used in) provided by investing activities	(13,641)	8,522

Cash flows from financing activities:
Proceeds from issuance of common stock	—	10,666
Proceeds from exercise of options	—	1,109
Proceeds from issuance of common stocks under employee purchase plan	77	80
Net cash provided by financing activities	77	11,855

Effect of exchange rate on cash	(74)	(57)

(Decrease) increase in cash and cash equivalents	(26,244)	6,945
Cash and cash equivalents, beginning of period	39,898	35,781
Cash and cash equivalents, end of period	$13,654	$42,726

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS (CONTINUED)

Unaudited

(in thousands)

	Three Months Ended
	March 31,	March 31,
	2022	2021
Non-cash investing activities:
Net transfer of instruments from inventory to property and equipment	$220	$306
Supplemental cash flow information:
Interest paid	$1,506	$2,144
Extinguishment of Convertible Senior Notes through issuance of common stock	$1,258	$—

See accompanying notes to condensed consolidated financial statements.